UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2009
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)		77072 (Zip Code)
281-776-7000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of May 15, 2009 (the “Effective Date”), The Men’s Wearhouse, Inc. (the “Company”) entered into Change in Control agreements with its executive officers, including its Named Executive Officers, which entitle the executives to receive certain benefits in the event that a Change in Control occurs and the executive’s employment with the Company is terminated after the occurrence of that Change in Control. The agreements terminate on the first to occur of (a) the executive’s death or disability, (b) the termination of the executive’s employment with the Company or (c) the end of the last day of (i) the two-year period beginning on the Effective Date (or any period for which the term shall have been automatically extended) if no Change in Control shall have occurred during that two-year period or (ii) the two-year period beginning on the date on which a Change in Control occurred if a Change in Control of the Company shall have occurred during the applicable two-year period; provided, however, that, if the agreement has not terminated due to the executive’s death or disability and the Company has not given the executive notice at least 90 days before any applicable expiration date that the term will expire on such expiration date, then the term of the agreement shall be automatically extended for successive two-year periods.
     The Change in Control agreements do not limit or otherwise affect any rights an executive may have under any other contract or agreement with the Company or any of its affiliates. Amounts which are vested benefits or which the executive is otherwise entitled to receive under any plan, program, policy or practice of or provided by, or any contract or agreement with, the Company or any of its affiliates at or subsequent to the date of termination of the executive’s employment with the Company shall be payable or otherwise provided in accordance with such plan, program, policy or practice or contract or agreement except as explicitly modified by the executive’s Change in Control agreement. Therefore, if a Change in Control occurs, Mr. Edwab’s Change in Control agreement will govern any payments and benefits to be received by Mr. Edwab following his subsequent termination from the Company; however, if his employment with the Company is terminated prior to a Change in Control, his employment agreement will govern any payments and benefits which he may receive from the Company.
     Pursuant to the agreements, a “Change in Control” occurs when:
•	the individuals who (i) are members of the Board of Directors on the Effective Date or (ii) who become members of the Board of Directors after the Effective Date, whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders is approved or recommended by a vote of at least two-thirds of the then serving incumbent directors and whose initial assumption of service on the Board of Directors is not in connection with an actual of threatened election contest (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board of Directors;

•	a merger, consolidation or similar transaction (a “merger”) of the Company with another entity is consummated, unless:
•	the individuals and entities who were the beneficial owners of the voting securities of the Company outstanding immediately prior to such merger own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of either the surviving entity or the parent of the surviving entity outstanding immediately after such merger; and

•	the individuals who comprise the Board of Directors immediately prior to such merger constitute a majority of the board of directors or other governing body of either the surviving entity or the parent of the surviving entity;
•	a merger of a wholly-owned subsidiary with another entity (other than an entity in which the Company owns, directly or indirectly, a majority of the voting and equity interest) is consummated if the gross revenues of such wholly-owned subsidiary (including the entities wholly-owned directly or indirectly by such wholly-owned subsidiary) for the twelve-month period immediately preceding the month in which the merger occurs equal or exceed 30 percent of the consolidated gross revenues reported by the Company on the Company’s consolidated financial statements for such period;

•	any person, other than a Specified Owner (as defined in the agreement), becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities;

•	a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company is consummated (an “Asset Sale”), unless:
•	the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such Asset Sale own, directly or indirectly, more than 50 percent of the combined voting power of the voting securities of the entity that acquires such assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such Asset Sale; and

•	the individuals who comprise the Board of Directors immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such Asset Sale or its parent; or
•	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
In addition, if following the commencement of any discussion with a third person (other than discussions with an investment banker, attorney, accountant or other advisor engaged by the Company) that ultimately results in a Change in Control, the executive’s (i) employment with the Company is terminated, (ii) duties are materially changed or the executive’s status and position with the Company is materially diminished, (iii) annual base salary is reduced, or (iv) annual bonus potential is reduced to an amount less than such executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”), then for all purposes of the agreement, such Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination, change, diminution, or reduction.
     If a Change in Control occurs and an executive’s employment by the Company is terminated, the executive shall be entitled to the following benefits:
•	If the executive’s employment by the Company is:
•	terminated by the Company as a result of the occurrence of an Event of Termination for Cause (as defined below) or by the executive before the occurrence of an Event of Termination for Good Reason (as defined below),

•	automatically terminated as a result of the executive’s death, or

•	automatically terminated as a result of the executive’s disability (as defined in the Change in Control agreements), then the Company shall pay to the executive, or the executive’s estate or beneficiaries, as applicable, those amounts earned or benefits accumulated due to the executive’s continued service through his termination date.
•	If the executive’s employment by the Company is terminated by the Company otherwise than as a result of the occurrence of an Event of Termination for Cause or by the executive after the occurrence of an Event of Termination for Good Reason, then the Company shall pay to the executive those amounts earned or benefits accumulated due to the executive’s continued service through his termination date as well as:
•	a lump sum equal to two times the sum of (1) the amount (including any deferred portion thereof) of the base salary for the fiscal year in which the executive’s termination date occurs or for the immediately preceding fiscal year, whichever is higher and (2) an amount equal to the executive’s maximum potential annual performance bonus for the fiscal year in which the executive’s termination date occurs or the immediately preceding fiscal year, whichever is higher, and

•	a lump sum equal to the product of (1) the total monthly basic life insurance premium (both the portion paid by the Company and the portion paid by the executive) applicable to the executive’s basic life insurance coverage on his termination date and (2) 24 (provided that if a conversion option is applicable under the Company’s group life insurance program, the executive may, at his option, convert his basic life insurance coverage to an individual policy after his termination date by completing the forms required by the Company).
In addition, the Company at its sole expense shall take the following actions: (1) throughout the period beginning on the termination date and ending on the first to occur of the second anniversary of the termination date, or the date on which the executive becomes employed on a full-time basis by another person (the “Coverage Period”), the Company shall maintain in effect, and not materially reduce the benefits provided by the Company’s group health plan in which the executive was a participant immediately before the termination date; and (2) the Company shall arrange for the executive’s uninterrupted participation throughout the coverage period in the Company’s group health plan in which the executive was a participant immediately before the termination date; provided that if the executive’s participation after the termination date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, the Company (at its sole expense) shall provide the executive with substantially the same benefits that were provided to the executive by that plan immediately before the termination date.
Each payment required to be made to an executive pursuant to the foregoing shall be made by check drawn on an account of the Company or the successor and shall be paid generally within 30 days after the date of termination; provided, however, that certain of the payments to be made to the executives under the Change in Control agreements may be deferred in order to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that it is determined that any payment, benefit or distribution by the Company or its affiliates to or for the benefit of the executive (whether paid or payable, distributed or distributable, or provided or to be provided, pursuant to the terms of his Change in Control agreement or otherwise) would be nondeductible by the Company or any of its affiliates for federal income tax purposes because of section 280G of the Code then the aggregate present value of amounts payable or distributable to or for the benefit of the executive pursuant to his Change in Control agreement shall be reduced to an amount expressed in present value which maximizes the aggregate present value of agreement payments without causing any payment to be nondeductible by the Company or any of its affiliates because of section 280G of the Code.
     Pursuant to the terms of the Change in Control agreements, an “Event of Termination for Cause” shall be deemed to have occurred if, after a Change in Control, the executive shall have committed:
•	gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any wholly-owned subsidiary;

•	intentional wrongful damage to property (other than of a de minimis nature) of the Company or any wholly-owned subsidiary;

•	intentional wrongful disclosure of secret processes or confidential information of the Company or any wholly-owned subsidiary which the executive believes or reasonably should believe will have a material adverse affect on the Company; or

•	an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.
No act, or failure to act, on the part of the executive shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by the executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated as a result of an “Event of Termination for Cause” under the agreement unless and until there shall have been delivered to the executive a certified copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors then in office (but excluding the executive from any such vote or determination if he is then a member of the Board of Directors) at a meeting of the Board of Directors called and held for such purpose, finding that, in the good faith opinion of the Board of Directors, the executive had committed an act set forth above and specifying the particulars thereof in detail.
     Further, as defined in the Change in Control agreements, an “Event of Termination for Good Reason” shall occur if, on or after a Change in Control, the Company or the successor:
•	assigns to the executive any duties inconsistent with the executive’s position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company in effect immediately before the occurrence of the Change in Control or otherwise makes any change in any such position, authority, duties or responsibilities;

•	removes the executive from, or fails to re-elect or appoint the executive to, any duties or position with the Company that were assigned or held by the executive immediately before the occurrence of the Change in Control, except that a nominal change in the executive’s title that is merely descriptive and does not affect rank or status shall not constitute such an event;

•	takes any other action that results in a material diminution in the executive’s position, authority, duties or responsibilities or otherwise takes any action that materially interferes therewith;

•	reduces the executive’s annual base salary as in effect immediately before the occurrence of the Change in Control or as the executive’s annual base salary may be increased from time to time after that occurrence;

•	reduces the executive’s maximum annual bonus potential to an amount less than the executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”) or revises the bonus plan in any manner that materially adversely affects the executive’s ability to achieve the maximum annual bonus potential;

•	requires the executive:
•	to be based at any office or location more than thirty-five (35) miles from the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control, or

•	to travel on Company business to a materially greater extent than required immediately prior to the Change in Control;
•	requires the executive to perform a majority of his duties outside the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control for a period of more than 21 consecutive days or for more than 90 days in any calendar year;

•	fails to:
•	continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement (such policies, plans, programs and arrangements collectively being referred to as the “Basic Benefit Plans”), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, restricted stock, deferred stock unit, employee stock ownership or similar policy, plan, program or arrangement of the Company, in which the executive was a participant immediately before the occurrence of the Change in Control unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the Change in Control, or

•	continue the executive’s participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the executive (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the executive’s participation relative to other executives of the Company, as existed immediately before the occurrence of the Change in Control;
•	fails to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of the Company’s other executive benefit plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the executive was a participant immediately before the occurrence of the Change in Control;

•	takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the executive by the Company immediately before the occurrence of the Change in Control or deprive the executive of any material fringe benefit enjoyed by the executive immediately before the occurrence of the Change in Control;

•	fails to provide the executive with the number of paid vacation days to which the executive was entitled in accordance with the Company’s vacation policy in effect immediately before the occurrence of the Change in Control;

•	fails to continue to provide the executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are (i) both commensurate with the executive’s responsibilities to and position with the Company immediately before the occurrence of the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other executives of the Company having comparable responsibility to the executive, or (ii) physically located at the office of the Company where the executive was principally employed and stationed immediately prior to the Change in Control;

•	fails to honor any provision of any employment agreement the executive has or may in the future have with the Company or fail to honor any provision of the Change in Control agreement;

•	gives effective notice of an election to terminate at the end of the term or the extended term of any employment agreement the executive has or may in the future have with the Company or the successor in accordance with the terms of any such agreement; or

•	purports to terminate the executive’s employment by the Company unless proper notice of that termination shall have been given to the executive.
     In addition, pursuant to the terms of the Change in Control agreements, immediately upon the occurrence of a Change in Control, all options to acquire voting securities of the Company held by an executive shall become fully exercisable and all restrictions on any restricted voting securities of the Company granted to an executive prior to a Change in Control shall be removed and the securities shall be freely transferable. In addition, the award agreements between the Named Executive Officers and the Company related to the awards of deferred stock units provide that such units shall immediately vest upon a Change in Control
     Finally, the Change in Control agreements provide that in the event that (i) prior to a Change in Control, the Company’s Board of Directors determines by a majority vote, or (ii) following a Change in Control, a court of competent jurisdiction determines by a final, non-appealable order, that an executive, before or after the termination of his employment relationship with the Company, has committed certain acts which materially and adversely affect the Company, then some or all (A) benefits payable or to be provided, or previously paid or provided, to the executive under his Change in Control agreement or (B) cash bonuses paid to the executive by the Company, or equity awards granted to the executive by the Company that vest, on or after the executive executed the Change in Control agreement will be forfeited to the Company on such terms as determined by the Board of Directors. Those acts which could trigger such a forfeiture include:
•	fraud, embezzlement, theft, felony or similar acts of dishonesty in the course of the executive’s employment with the Company which damaged the Company,

•	knowingly causing or assisting in causing the Company’s financial statements to be misstated or the Company to engage in criminal misconduct,

•	disclosing the Company’s trade secrets, or

•	violating the terms of any non-competition, non-disclosure or similar agreement with respect to the Company to which the executive is a party.

     The foregoing description of the Change in Control agreements does not purport to be complete and is qualified in its entirety by reference to the Change in Control agreements, the form of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Number	Description

10.1	Form of Change in Control Agreement entered into effective as of May 15, 2009, by and between The Men’s Wearhouse, Inc. and each of George Zimmer, David Edwab, Neill P. Davis, Douglas S. Ewert and Charles Bresler, Ph.D.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 16, 2009

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Form of Change in Control Agreement entered into effective as of May 15, 2009, by and between The Men’s Wearhouse, Inc. and each of George Zimmer, David Edwab, Neill P. Davis, Douglas S. Ewert and Charles Bresler, Ph.D.